Exhibit 3.5

VESTIN REALTY MORTGAGE II, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST:  The charter of Vestin Realty Mortgage II, Inc., a Maryland corporation (the “Corporation”), is hereby amended to decrease the par value of the shares of Common Stock of the Corporation issued and outstanding immediately prior to the filing of these Articles of Amendment from $.00026 per share to $.0001 per share.

SECOND:  The amendment to the charter of the Corporation as set forth above has been duly approved by a majority of the entire Board of Directors of the Corporation as required by law.  The amendment set forth herein is limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.  The Board of Directors of the Corporation has authorized the Chief Financial Officer of the Corporation to attest these Articles of Amendment.

THIRD:  There has been no increase in the authorized stock of the Corporation effected by the amendment to the charter of the Corporation as set forth above.

FOURTH:  These Articles of Amendment shall become effective at 5:01 p.m. on December 31, 2007.

FIFTH:  The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested to by its Chief Financial Officer on this 20th day of December, 2007.

ATTEST:                                                                 VESTIN REALTY MORTGAGE II, INC.

By:	/s/ Rocio Revollo	By:	/s/ Michael V. Shustek
	Rocio Revollo		Michael V. Shustek
	Chief Financial Officer		President